UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2013 (May 22, 2013)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders

(a) On May 22, 2013, Sanchez Energy Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders.

(b) The following tables present the final voting results for the items that were presented for stockholder approval.

Election of Gilbert A. Garcia as a Class I director

For	Withheld	Broker Non-Votes
17,996,704	238,818	9,145,377

Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to add a director exculpation provision

For	Against	Abstain	Broker Non-Votes
18,128,673	94,643	12,206	9,145,377

Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2013

For	Against	Abstain
27,291,995	84,819	4,085

Based on the voting as reported above, Gilbert A. Garcia was elected as a Class I director of the Company, whose term of office will expire on the date of the Company’s 2016 annual meeting of stockholders. In addition, the amendment to the Company’s Amended and Restated Certificate of Incorporation to add a director exculpation provision was approved, and ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2013 was approved.

Item 8.01.                                        Other Events

On May 22, 2013, the Company filed an amendment (the “Amendment”) of the Company’s Amended and Restated Certificate of Incorporation to add a director exculpation provision (the Amendment was previously approved by the stockholders of the Company at the Company’s 2013 Annual Meeting of Stockholders) with the Secretary of State of the State of Delaware.  The Amendment, which was effective upon filing with the Secretary of State, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibits
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Sanchez Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: May 28, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Sanchez Energy Corporation.